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                                     [LOGO]
                                  THE HARTFORD

                        HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                               SIMSBURY, CT 06089

              THE HARTFORD'S LIFETIME INCOME BUILDER SELECTS RIDER
                                 (SINGLE LIFE)

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. This rider provides a Lifetime Withdrawal Feature and a Guaranteed Minimum Death Benefit (DB).

The Lifetime Withdrawal Feature of this rider includes a Payment Base, Lifetime Benefit Payment and Withdrawal Percentage. The determination of these values and how they can change are described in the other sections of this rider.

This rider provides a Guaranteed Minimum Death Benefit that replaces the standard death benefit provided in the Contract. The determination of the DB and how it can change are described in the other sections of this rider.

DEFINITIONS

Terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

AUTOMATIC INCREASE. A potential increase to Your Payment Base, due to market performance, at each Contract Anniversary up to and including the Contract Anniversary immediately following the Covered Life's [90th] birthday.

COVERED LIFE. Any Contract Owner, if a person or, if the Contract Owner is not a person, the Annuitant.

GUARANTEED MINIMUM DEATH BENEFIT (DB). The minimum amount payable upon the death of any Contract Owner or Annuitant. If a death benefit is payable before the Annuity Commencement Date, such benefit will equal the greater of the Contract Value or Premium Payments adjusted for Partial Surrenders as of the date We receive Due Proof of Death.

LIFETIME BENEFIT PAYMENT (LBP). The LBP is equal to the applicable Withdrawal Percentage multiplied by the greater of the Payment Base or Contract Value. This amount is used to determine the change in the PB and DB following a Partial Surrender in any Contract Year that is on or after the oldest Covered Life's Lifetime Income Eligibility Date.

LIFETIME INCOME ELIGIBILITY DATE. The attained age [59 1/2] of the oldest Covered Life at which Lifetime Benefit Payments can begin.

LIFETIME WITHDRAWAL FEATURE. A series of Lifetime Benefit Payments payable in each Contract Year following the oldest Covered Life's Lifetime Income Eligibility Date until the death of any Covered Life.

PARTIAL SURRENDER. A withdrawal of some, but not all, of the Contract Value which sum may be subject to Contingent Deferred Sales Charges, if applicable.

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PAYMENT BASE (PB). The basis for determining the Lifetime Benefit Payment and
Rider Charge. Your PB is subject to a maximum of $5,000,000.

THRESHOLD. The Threshold is equal to [5.0%] multiplied by the greater of the Payment Base or Contract Value.

This amount is used to determine the change in the PB and DB following a Partial Surrender in any Contract Year that is before the oldest Covered Life's Lifetime Income Eligibility Date.

WITHDRAWAL PERCENTAGE (WP). The WP is the percentage used to determine Your LBP on or after the Lifetime Income Eligibility Date. It is based on the attained age of the oldest Covered Life as follows:

                                                       WITHDRAWAL PERCENTAGE
                  ATTAINED AGE                               AGE BAND
--------------------------------------------------------------------------------
                  [59 1/2 - 64                                 5.0%
                     65 - 69                                   5.5%
                     70 - 74                                   6.0%
                     75 - 79                                   6.5%
                     80 - 84                                   7.0%
                     85 - 89                                   7.5%
                      90 +                                     8.0%]

If the first Partial Surrender occurs before the Lifetime Income Eligibility Date and prior to completing the [fifth] year from the rider effective date, upon attainment of the Lifetime Income Eligibility Date, the WP is set at [5.0%]. Your WP may increase after attainment of the Lifetime Income Eligibility Date. The WP will reset if a new age band has been reached and there is an Automatic Increase in the PB due to market performance on a subsequent Contract Anniversary.

If the first Partial Surrender occurs on or after the Lifetime Income Eligibility Date and prior to completing the [fifth] year from the rider effective date, the WP will be set at the time of Your first Partial Surrender based on the attained age of the oldest Covered Life. Your WP may increase if a new age band has been reached and there is an Automatic Increase in the PB due to market performance on a subsequent Contract Anniversary.

If the first partial Surrender occurs after completing the [fifth] year from the rider effective date, whether prior to or after the Lifetime Income Eligibility Date, the WP will reset if a new age band has been reached on the birthday of the oldest Covered Life. The WP will increase regardless of any Automatic Increases in the PB on a subsequent Contract Anniversary.

I. ON THE RIDER EFFECTIVE DATE:

       1.   If this rider is effective on the Contract Issue Date:

              a) the PB equals Your initial Premium Payment plus any applicable Payment Enhancements; and

              b)  the DB equals Your initial Premium Payment; and

              c)  the Threshold, if applicable, is [5.0%] multiplied by the PB;
                  or

              d) the LBP, if applicable, is the WP, based on the attained age of the oldest Covered Life, multiplied by the PB.

       2.   If this rider is effective after the Contract Issue Date:

              a)  the PB equals the Contract Value on the rider effective date;
                  and

              b) the DB equals the Contract Value on the rider effective date, less Payment Enhancements, if applicable, received during the last [12] months prior to the rider effective date; and

              c)  the Threshold, if applicable, is [5.0%] multiplied by the PB;
                  or

              d) the LBP, if applicable, is the WP, based on the attained age of the oldest Covered Life, multiplied by the PB.

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II. AT ATTAINED AGE 59 1/2, 65 , 70 , 75, 80, 85 AND 90 OF THE OLDEST COVERED
LIFE:

       1. If a Partial Surrender has been taken prior to completing the [fifth] year from the rider effective date, there is no change to the WP or the LBP.

       2. If a Partial Surrender has not been taken prior to completing the [fifth] year from the rider effective date:

              a) the WP will be set to the appropriate percentage based on the current attained age of the oldest Covered Life; and

              b) the LBP will be equal to the WP multiplied by the greater of current PB or the Contract Value as of the date the above specified ages are reached.

There is no change in the PB or DB because of these birthdays.

III. WHEN A SUBSEQUENT PREMIUM IS MADE:

Our approval is required for any subsequent Premium Payment received after the first [12] months.

Upon receipt of each subsequent Premium Payment:

       1. the PB will be increased by the amount of the subsequent Premium Payment and includes any applicable Payment Enhancements; and

       2. the DB will be increased by the amount of the subsequent Premium Payment; and

       3. the Threshold, if applicable, will be equal to [5.0%] multiplied by the greater of the current PB or Contract Value immediately after the subsequent Premium Payment is received.

       4. the LBP, if applicable, will be equal to the WP multiplied by the greater of the current PB or Contract Value immediately after the subsequent Premium Payment is received.

       5.   the WP will remain unchanged.

IV. WHEN A PARTIAL SURRENDER IS MADE:

BEFORE THE LIFETIME INCOME ELIGIBILITY DATE, the PB and the DB will be adjusted as follows:

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the Threshold, We will reduce the PB and DB by the dollar amount of such Partial Surrender(s).

       2. For any Partial Surrender that first causes cumulative Partial Surrender(s) in a Contract Year to exceed the Threshold, We will reduce the PB and DB by the dollar amount of the Partial Surrender that does not exceed the Threshold. For that portion of the Partial Surrender that exceeds the Threshold, We will reduce the remaining PB and DB by applying a factor. The factor is as follows:

               1 - (A/(B-C)) where:

                    A = The amount of the Partial Surrender(s) during the Contract Year in excess of the Threshold;

                    B = Contract Value immediately prior to the Partial Surrender; and

                    C = The Threshold, less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

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       3.   For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the Threshold, We will reduce the PB and DB by applying a factor. The factor is as follows:

               1 - (A/B) where:

                    A = The amount of the Partial Surrender; and

                    B = Contract Value immediately prior to the Partial
                    Surrender.

BEFORE THE LIFETIME INCOME ELIGIBILITY DATE the Threshold will be determined as follows:

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the Threshold, the Threshold will be equal to the Threshold immediately prior to the Partial Surrender.

       2. For any Partial Surrender that first causes the cumulative Partial Surrenders in a Contract Year to exceed the Threshold, the Threshold will be reset to [5.0%] multiplied by the greater of the PB or Contract Value immediately after the Partial Surrender.

ON OR AFTER THE LIFETIME INCOME ELIGIBILITY DATE, the PB and the DB will be adjusted as follows:

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the LBP, We will:

              a)  not reduce the PB; and

              b)  reduce the DB by the dollar amount of such Partial
                  Surrender(s).

       2. For cumulative Partial Surrender(s) in a Contract Year that exceed the LBP, and all Partial Surrender(s) were paid under Our automatic income program to satisfy the Required Minimum Distribution (RMD) requirements imposed by federal law, We will:

              a)  not reduce the PB; and

              b)  reduce the DB by the dollar amount of such Partial
                  Surrender(s).

       3. For any Partial Surrender that first causes the cumulative Partial Surrenders in a Contract Year to exceed the LBP and the RMD exception above does not apply, We will:

              a) not reduce the PB by the amount of the Partial Surrender that does not exceed the LBP; and

              b) reduce the DB by the dollar amount of the Partial Surrender that does not exceed the LBP.

            For that portion of the Partial Surrender that exceeds the LBP, We will reduce the PB and the remaining DB by applying a factor. The factor is as follows:

               1 - (A/(B-C)) where:

                    A = The amount of the Partial Surrender(s) during the Contract Year in excess of the LBP;

                    B = Contract Value immediately prior to the Partial Surrender; and

                    C = The LBP, less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

       4. For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the LBP, We will reduce the PB and the DB by applying a factor. The factor is as follows:

               1 - (A/B) where:

                    A = The amount of the Partial Surrender; and

                    B = Contract Value immediately prior to the Partial
                    Surrender.

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ON OR AFTER THE LIFETIME INCOME ELIGIBILITY DATE, the LBP will be determined as follows:

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the LBP, the LBP will be equal to the LBP immediately prior to the Partial Surrender.

       2. For cumulative Partial Surrender(s) in a Contract Year that exceed the LBP, and all Partial Surrender(s) were paid under Our automatic income program to satisfy the Required Minimum Distribution (RMD) requirements imposed by federal law, the LBP will be equal to the LBP immediately prior to the Partial Surrender.

       3. For any Partial Surrender that first causes the cumulative Partial Surrenders in a Contract Year to exceed the LBP and the RMD exception above does not apply, the LBP will be equal to the WP multiplied by the greater of PB or the Contract Value immediately after the Partial Surrender.

       4. If the PB is equal to zero due to Partial Surrender(s), the LBP is equal to zero. Subject to Our approval, subsequent Premium Payments may be made to re-establish the PB and the LBP prior to the Annuity Commencement Date.

V. ON EACH CONTRACT ANNIVERSARY:

On each Contract Anniversary up to and including the Contract Anniversary immediately following the Covered Life's [90th] birthday, We will determine if an Automatic Increase in the PB is applicable. If an Automatic Increase is applicable due to market performance, the PB will be adjusted by an amount not less than zero and not to exceed [10%], as determined by the following factor:

     (Contract Value prior to Rider Charge taken on Contract Anniversary divided by the Payment Base) - 1

If a Partial Surrender was taken prior to completing the [fifth] year from the rider effective date and there is an Automatic Increase at a Contract Anniversary due to market performance, the WP will increase if the oldest Covered Life has attained an age that falls within a new WP age band.

The Threshold, if applicable, will be equal to [5.0%] multiplied by the greater of the PB after the increase and the Contract Value.

The LBP, if applicable, will be equal to the appropriate WP multiplied by the greater of the PB after the increase and the Contract Value.

No change in the DB occurs.

SPOUSAL CONTINUATION

In the event that the spousal continuation provision under the Contract is elected, We will increase the Contract Value to the DB value, if greater, as of the date We receive Due Proof of Death. The surviving spouse becomes the new Contract Owner and the new Covered Life on the effective date of the spousal continuation. The following are the effects of a Covered Life change due to spousal continuation:

       1. If the Covered Life is less than age [81] at the time of the continuation, then either (a) or (b) will apply as follows:

              a) If the rider is not currently available for sale, We will revoke the Lifetime Withdrawal Feature of this rider. We will continue this rider's DB feature only. The Rider Charge will no longer be assessed.

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              b)  If the rider is currently available for sale, We will continue the existing rider with respect to all rider benefit provisions at the Rider Charge that is currently being assessed for new sales of the rider. The PB and DB will be recalculated to equal the Contract Value on the effective date of the spousal continuation. The LBP, Threshold, if applicable, and WP will be recalculated based on the oldest Covered Life's attained age on the effective date of the spousal continuation.

       2. If the Covered Life is greater than or equal to age [81] on the effective date of the spousal continuation, the rider will terminate. The DB thereafter equals the Contract Value.

COVERED LIFE CHANGE

Any Contract change before the Annuity Commencement Date which causes a change in the Covered Life will result in the recalculation of the benefits provided under this rider. The following are the effects of a change in a Covered Life:

The rider will terminate if the age of the oldest Covered Life after the Covered Life change is greater than the issue age limitation of the rider in effect at the time of the Covered Life change. If the rider is no longer available for sale, We will determine the issue age limitation of the rider on a non-discriminatory basis. The DB thereafter will be the Contract Value.

The below options apply if the age of the oldest Covered Life after the Covered Life change is less than or equal to the issue age limitation of the rider in effect at the time of the Covered Life change. If the rider is no longer available for sale, We will determine the issue age limitation of the rider on a non-discriminatory basis.

       1. Covered Life changes in the first [6] months from the Contract Issue Date will have no impact on the DB or PB. However, the LBP, Threshold, if applicable, and WP will be recalculated based on the oldest Covered Life's attained age on the date of the Covered Life change.

       2. Covered Life changes after the first [6] months from the Contract Issue Date will cause a recalculation of the benefits under either
            (a) or (b):

              a) If the rider is not currently available for sale, We will revoke the Lifetime Withdrawal Feature of this rider. We will continue this rider's DB feature only. The DB will be recalculated to the lesser of the Contract Value or the DB on the effective date of the Covered Life change. The Rider Charge will be assessed on the revocation date, and will no longer be assessed thereafter; or

              b) If the rider is currently available for sale, We will continue the existing rider with respect to all rider benefit provisions at the Rider Charge that is currently being assessed for new sales of the rider. The PB will be recalculated to the lesser of the Contract Value or the PB on the effective date of the Covered Life change. The DB will be recalculated to the lesser of the Contract Value or the DB on the effective date of the Covered Life change. The LBP, Threshold, if applicable, and WP will be recalculated based on the oldest Covered Life's attained age on the date of the Covered Life change.

MINIMUM AMOUNT RULE

Prior to the Annuity Commencement Date, if on any Contract Anniversary Your Contract Value, due to investment performance, is reduced below an amount equal to the greater of the Contract minimum rule stated under Your Contract or one of Your LBPs, or if on any Valuation Day, as a result of a Partial Surrender, Your Contract Value is reduced below an amount equal to the greater of the Contract minimum rule stated under Your Contract or one of Your LBPs, then:

       1. You must transfer Your remaining Contract Value to an asset allocation model, investment program, a Sub-Account(s), fund of funds Sub-Account(s), or other investment option(s) approved by Us for purposes of the minimum amount rule.

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              a)  One of the approved investment options, as described above, must be elected within [10] days from the date the minimum amount was reached.

              b) If We do not receive Your election within the above stated time frame, You will be deemed to have irrevocably authorized Us to move Your remaining Contract Value into the Money Market Sub-account.

              c) If You choose not to participate in one of the approved investment options, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be fully terminated.

       2. Once the Contract Value is transferred to an approved investment option, the following rules will apply:

              a) You will receive Your then current LBP, which will be equal to Your LBP at the time Your Contract Value reduces below Our minimum amount rules then in effect, at the frequency of Your choice and acceptable to Us.

              b)  Ongoing LBP payments will no longer reduce Your Contract
                  Value.

              c) Ongoing LBP payments will continue to reduce the remaining DB on Your Contract. At the death of any Owner, Joint Owner or Annuitant, the greater of the Contract Value or the DB will be paid out as a lump sum settlement.

              d)  We will no longer accept subsequent Premium Payments.

              e) We will waive the Annual Maintenance Fee and Rider Charge on Your Contract.

              f)   Automatic Increases on anniversary will no longer apply.

After the transfer of the Contract Value due to the minimum amount rules above, if cumulative Partial Surrenders within a Contract Year are requested in excess of the LBP, then We will automatically liquidate Your remaining Contract Value. Any applicable Contingent Deferred Sales Charge will be assessed and the Contract will be terminated.

INVESTMENT RESTRICTIONS

We may limit, at anytime on or after the rider effective date, the Sub-Account(s) in which You may allocate Your Contract Value. We may require that You allocate Your Contract Value in accordance with any asset allocation models, investment programs, Sub-Account(s), fund of funds Sub-Account(s), or other investment option(s) that We direct You follow from time to time, on or after the rider effective date. We may change these asset allocation models, investment programs, Sub-Account(s), fund of fund Sub-Account(s), or other investment option(s) from time to time, on or after the rider effective date.

Should We prohibit investment in any Sub-Account(s) or require You to allocate Your Contract Value to an asset allocation model, investment program, Sub-Account(s), fund of funds Sub-Account(s), or other investment option(s), any transfers required to reallocate Contract Value will not be used in determining the number of transfers allowed during a Contract Year.

If the restrictions are violated, the Lifetime Withdrawal Feature of this rider will be revoked and a Rider Charge will be assessed. The Rider Charge will be prorated for the portion of the Contract Year the Lifetime Withdrawal Feature was active. The DB only will continue to apply.

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AUTOMATIC INCREASE METHOD SWITCH

We reserve the right to offer You the one-time option to replace this rider with the then currently offered Lifetime Income Builder Portfolios (Single Life) rider upon terms and conditions to be specified at the time of offer, if any. The new rider version changes the basis for Automatic Increases and includes other conditions as more particularly described within.

REVOKING THE LIFETIME WITHDRAWAL FEATURE

This rider is irrevocable by You. We may revoke the Lifetime Withdrawal Feature of this rider as provided under the following provisions of this rider: Spousal Continuation, Covered Life Change, assignment and Investment Restrictions. If We revoke the Lifetime Withdrawal Feature of this rider, it cannot be re-elected by You. We will continue this rider's DB feature only.

The benefits under this rider cannot be directly or indirectly assigned, pledged or securitized in any way. Any such actions will invalidate this rider.

If the Lifetime Withdrawal Feature of this rider is revoked as described herein, We will reduce the DB for any Partial Surrender(s) after the date the Rider was revoked, in proportion to the reduction in Contract Value due to such Partial Surrender(s).

On the date the Lifetime Withdrawal Feature of this rider is revoked, a prorated share of the Rider Charge will be assessed, and will no longer be assessed thereafter. If this rider is revoked under the Spousal Continuation provision, the Rider Charge will not be assessed on the date the rider is revoked.

CONTRACT AGGREGATION

For purposes of determining the PB, Premium Payment and DB limits, We reserve the right to treat as one all deferred variable annuity Contracts issued by Us where You have elected any optional withdrawal benefit rider. If We elect to aggregate Contracts, We will change the period over which We measure Surrenders against future LBPs.

POST ISSUE ELECTION

If the rider effective date is after the Contract Issue Date, the period between the rider effective date and Your next Contract Anniversary will constitute a Contract Year.

ANNUITY COMMMENCEMENT DATE

At the Annuity Commencement Date, the Contract may be annuitized under Our standard annuitization rules or the payment of the LBP may continue under a Life with a Period Certain option. The duration of the Period Certain is equal to the DB, as defined under this rider, divided by the LBP. The Contract Value need not be below Our minimum amount rules at the ACD for the Owner(s) to select the Lifetime with a Period Certain option.

RIDER CHARGE

There is an additional charge for this rider. The charge will never exceed a guaranteed maximum rate of [1.50%]. The charge will be assessed on the PB and will be deducted on each Contract Anniversary on a prorated basis from the Sub-Account(s) and the Fixed Account, if the Fixed Account Rider is attached to Your Contract and is operative. If the rider effective date is after the Contract Issue Date, the period between the rider effective date and the next Contract Anniversary will constitute the first Contract Year. The charge for this Contract Year will be prorated based on the number of days between the rider effective date and the next Contract Anniversary.

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If Your current Rider Charge is less than [1.50%] and the oldest Covered Life is less than age [81], We reserve the right to increase the charge at anytime after [12] months from the rider effective date up to the guaranteed maximum rate. The new charge will be effective on the Contract Anniversary immediately following the charge increase. If We increase the charge, You have the following options:

       1. Accept the Rider Charge increase and continue to receive the Automatic Increases at each Contract Anniversary, if applicable; or

       2. Decline the Rider Charge increase and no longer receive the Automatic Increases at each Contract Anniversary, if applicable. In addition, if You have taken a partial Surrender, You will no longer receive any increase in the WP. If You decline the Rider Charge increase, You will not be able to accept the charge increase at a later date.

We may offer a lower rate if You agree to participate in any asset allocation models, investment program, Sub-Account(s), fund of funds Sub-Account(s), or other investment option(s) approved by Us.

In the case of a Full Surrender on any date other than the Contract Anniversary, We will deduct a prorated share of the Rider Charge from the amount otherwise payable. The prorated share of the Rider Charge is equal to the Rider Charge percentage multiplied by the PB prior to the Surrender, multiplied by the number of days since the last Contract Anniversary, divided by 365.

The Rider Charge will no longer be assessed upon attainment of the Annuity Commencement Date, after the date the Lifetime Withdrawal Feature of this rider is no longer effective or if Your Contract Value declines below Our minimum amount rule. No Rider Charge will be assessed upon the death of a Contract Owner or Annuitant.

Signed for HARTFORD LIFE INSURANCE COMPANY

[
    /s/ Richard G. Costello              /s/ John C. Walters
    -----------------------------------  -----------------------------------
    RICHARD G. COSTELLO, SECRETARY       JOHN C. WALTERS, PRESIDENT
                                                                              ]

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